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                                                                   Exhibit 10.22


                              EMPLOYMENT AGREEMENT
                              --------------------



         THIS EMPLOYMENT AGREEMENT is entered into as of this 1st day of July, 2001, by and between NCS HEALTHCARE, INC., a Delaware corporation (the "Company"), and WILLIAM B. BYRUM, an individual ("Executive").

         In consideration of and in reliance upon the covenants, obligations and agreements herein contained, the Company and Executive hereby agree as follows:

         1. EMPLOYMENT. Subject to the terms of this Agreement, for a period of twenty four (24) months commencing on the date hereof (the "Employment Period"), the Company hereby agrees to employ Executive as Chief Operating Officer of the Company, and Executive hereby accepts such employment. As such, Executive shall report directly to the Chief Executive Officer (the "CEO") of the Company or, with respect to restructuring matters, directly to the Company's Board of Directors (the "Board") and shall perform such reasonable and appropriate duties for the Company as may be assigned to him by the CEO or the Board. Throughout the Employment Period, Executive shall devote his efforts diligently and faithfully on a full-time basis to the business and welfare of the Company in accordance with and in furtherance of the policies and directives of the Company.

         2. COMPENSATION AND BENEFITS.

                  2.1 SALARY. The Company shall pay Executive a base salary during his employment at the rate of Four Hundred Thousand Dollars ($400,000) per year, less such deductions and withholdings as are required by law, payable in accordance with the Company's standard payroll practices. Such annual base salary shall be reviewed by the CEO and the Human Resources Committee of the Board (the "Committee") at least annually during the Employment Period or within such other period as is consistent with the Company's compensation review program in existence from time to time. Increases in Executive's annual base salary shall be made at the discretion of the Committee upon the recommendation of the CEO. Base salary shall not be reduced after any such increase.

                  2.2 BONUS.

                           (a) RESTRUCTURING BONUS. For the Company's fiscal
year ending 2002, the Company shall pay Executive a restructuring bonus in the minimum amount of One Hundred Fifty Thousand Dollars ($150,000) payable promptly after the earlier of: (i) the close of such fiscal year provided that Executive remains employed by the Company through the end of such fiscal year; and (ii) the completion of a bank restructuring involving the Company (as determined by the Committee) provided that Executive remains employed by the Company through the date of such completion. For the subsequent fiscal year, Executive may receive a restructuring and/or performance bonus in the amount determined at the sole discretion of the Committee. Any bonus shall be subject to such deductions and withholdings as are required by law.



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                           (b) RETENTION BONUS. The Company shall pay Executive
a retention bonus in the aggregate amount of Four Hundred Thousand Dollars ($400,000) payable in eight quarterly installments of Fifty Thousand Dollars ($50,000) each, commencing on September 30, 2001 and continuing on December 31, 2001, March 31, 2002, June 30, 2002, September 30, 2002, December 31, 2002,
March 31, 2003 and June 30, 2003, provided that, with respect to each such installment, Executive remains employed by the Company through the end of the quarter ending on the payment date, but subject to acceleration as described below. Any installments described above that remain unpaid as of the date of a "Change of Control" (as defined in Section 1.2 (a), (b) or (c) of the Salary Continuation Agreement between the Company and Executive dated October 25, 2000) as amended (the "Salary Continuation Agreement")) or a "Restructuring Event" (as described below) shall be accelerated and be immediately due and payable to Executive, provided as of the date of such Change in Control or Restructuring Event, Executive remains employed by the Company or was previously terminated by the Company pursuant to Section 4.1(e) below. For purposes of the foregoing, the term "Restructuring Event" means the first to occur of: (i) the approval by the Board of the consummation of a transaction or series of transactions that involves a significant change in the debt and/or equity structure of the Company and that is determined by the Committee to be a Restructuring Event for purposes of this Agreement; or (ii) following the occurrence of an "Insolvency Change in Control" (as defined in Section 1.2(d) of the Salary Continuation Agreement) either: (A) the consummation of a transaction or series of transactions that involves either a substantial change in the debt and/or equity structure of the Company or the sale of all or substantially all of the Company's operating assets; or (B) with respect to proceedings involving the Company under the Bankruptcy Code, the confirmation of a plan of reorganization under Chapter 11, the commencement of a case under Chapter 7, the conversion of a case under Chapter 11 to Chapter 7, or the appointment of a trustee in the proceedings. The retention bonus payable hereunder shall be in lieu of the retention bonus otherwise payable to Executive on December 31, 2001. Any bonus shall be subject to such deductions and withholdings as are required by law.

         2.3 BENEFITS. Executive shall be entitled to the medical, 401(k) and other benefits provided by the Company to its executives or employees generally.

         2.4 EXPENSES. The Company shall reimburse Executive for reasonable expenses incurred by him on behalf of the Company in the performance of his services during his employment. Executive shall furnish the Company with the documentation in connection with such expenses required by the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

         3. NONDISCLOSURE AND NONSOLICITATION.

                  3.1 DEFINITIONS. For purposes of this Agreement, the term "NCS Group," "Competitor" and "Competitive Product or Service" are defined to include:

                  (a) "NCS Group" means all business entities controlled by or under common control with the Company.


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                  (b) "Competitor" means any person or entity (or parent,
subsidiary or affiliate thereof) engaged in or about to become engaged in research on, or the production, sale and/or performance of, any Competitive Product or Service in the United States.

                  (c) "Competitive Product or Service" means a product or service which is competitive with a product or service manufactured, sold or performed by the NCS Group, or with respect to which the NCS Group has conducted research and created a business plan, during the three (3) years immediately preceding termination of Executive's employment with the Company.

         3.2 NONCOMPETITION. During the Employment Period, and for a period of eighteen (18) months following the termination for any reason of Executive's employment with the Company (whether by expiration of the Employment Period or otherwise), without the prior written consent of the Company, Executive will not directly or indirectly render services to, act as an officer, director, partner, consultant, agent or employee of, or otherwise assist or operate as a Competitor in the institutional pharmacy business. During the pendency of this noncompetition covenant, Executive will immediately notify the Company of any change of his address and the name and address of any subsequent employer. Nothing in this Section 3.2 shall prevent Executive from being a member or officer of or from participating in the activities of any trade or professional association, from rendering services to a Competitor strictly as a non-employee financial (not operational) consultant, broker or investment banker in one or more transactions involving the sale or purchase of some or all of the Competitor's stock or assets, or from acquiring any equity in the Company or of less than one percent (1%) in a Competitor whose shares are traded on a national securities exchange or over-the-counter.

         3.3 NONSOLICITATION. During the Employment Period, and for a period of eighteen (18) months following the termination for any reason of Executive's employment with the Company (whether by expiration of the Employment Period or otherwise), Executive will not directly or indirectly, without prior written approval of the Company, solicit, cause to be solicited or aid in soliciting, any of the NCS Group's (i) customers as of the date of termination for the purpose of selling to such customers Competitive Products or Services or (ii) employees as of the date of termination for the purpose of hiring any such employees as an agent, consultant, employee or otherwise of another employer.

         3.4 NONDISCLOSURE. Executive agrees that he shall not, at any time, directly or indirectly, disseminate verbally or in writing or use for his personal benefit, any Confidential Information, regardless of how it may have been acquired, except for the disclosure of such information as may be necessary for Executive to perform his duties hereunder, as required by law or otherwise as authorized in writing by an officer of the Company. Executive further agrees, that, upon termination of his employment, he will return promptly to the Company all memoranda, notes, records, reports, manuals and other documents (and all copies thereof) relating to the NCS Group's business which he may then possess or have under his control. For purposes of this Agreement, "Confidential Information" means all information relating to the terms and conditions of this Agreement and all information belonging to, used by, or which is in the possession of, the NCS Group relating to the NCS Group's business, products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, programs, finances, costs, employee compensation, marketing plans, development plans, computer software



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(including all operating system and systems application software), inventions, developments or trade secrets, all to the extent such information is not intended by the NCS Group to be disseminated to the public or to other participants in its trade or business or is otherwise not generally known to Competitors. Executive acknowledges that all of the Confidential Information is and shall continue to be the exclusive proprietary property of the NCS Group, whether or not prepared in whole or in part by Executive and whether or not disclosed to or entrusted to the custody of Executive.

         3.5 REMEDIES. If Executive commits or threatens to commit a breach of any of the provisions of this Section 3, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction, it being acknowledged by Executive and agreed by the parties that any such breach or threatened breach will cause injury to the Company for which money damages alone will not provide an adequate remedy. Therefore, if Executive threatens to violate or violates any provisions of this Section 3, Executive agrees that, in addition to its other remedies, the Company is entitled to injunctive relief, including, but not limited to, temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin any violation or threatened violation of this Agreement without having to post any bond. The rights and remedies enumerated above shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

         3.6 REFORMATION OF AGREEMENT. If any of the covenants contained in this
Section 3, or any portion thereof, are found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or for any other reason, such court shall exercise its discretion to reform such covenant to the end that Executive shall be subject to nondisclosure, noncompetition and nonsolicitation covenants that are reasonable under the circumstances and are enforceable by the Company. In any event, if any provision of this Agreement is found unenforceable for any reason, such provision shall remain in force and effect to the maximum extent allowable and all nonaffected provisions shall remain fully valid and enforceable.

         3.7 EXTENSION OF COVENANTS. If a court of competent jurisdiction finds that Executive has violated any of the restrictions or covenants contained in this Section 3, then the parties agree that the period of all restrictions and covenants set forth in Section 3 automatically shall be extended by the number of days that the court determines Executive to have been in violation of such restriction or covenant.

         3.8 REASONABLENESS OF TERMS. Both the Company and Executive stipulate and agree that covenants and other terms contained in this Section 3 are reasonable in all respects, including time period, geographical area and scope of restricted activities (it being acknowledged that the Company's business is being carried on within a rapidly consolidating industry), and that the restrictions contained herein are designed to protect the NCS Group's business and ensure that Executive does not engage in unfair competition with the NCS Group.

         4. TERMINATION.

                  4.1 MANNER OF TERMINATION. This Agreement may be terminated prior to the end of the Employment Period as follows:


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                  (a) BY THE COMPANY FOR DISABILITY. At the option of and by written notice from the Company, if Executive shall become disabled, which, for purposes of this Agreement, shall be deemed to have occurred if Executive suffers from any disability or impairment of health which continues for at least one hundred twenty (120) consecutive days or one hundred twenty (120) days in any twelve (12) month period and which, in the opinion of the Company, renders the Executive unable to perform his duties on an active, full-time basis.

                  (b) BY THE COMPANY FOR GOOD CAUSE. At the option of and by written notice from the Company, if the Company shall find "good cause" for termination, which, for purposes of this Agreement, shall mean (i) a material breach by Executive of his obligations under Section 3 of this Agreement or his fiduciary obligations to the Company, (ii) commission by Executive of a felony or any offense involving misappropriation of money or property, (iii) repeated absenteeism, (iv) illegal drug use or excessive alcohol consumption on the part of Executive, or (v) if Executive repeatedly fails, after notice and a reasonable chance to cure, to observe the reasonable directives of the Board of Directors of the Company or their designee to whom Executive reports.

                  (c) BY EXECUTIVE. By executive upon not less than ninety (90) days notice.

                  (d) DEATH. As of the end of the month in which Executive dies.

                  (e) BY THE COMPANY. By the Company for any reason other than those set forth in Sections 4.1(a), (b) and (d) upon not less than ninety (90) days notice.


                  4.2 CONSEQUENCES OF TERMINATION. The provisions of Section 3 will survive termination of this Agreement. In addition, all rights of the parties to seek damages and other relief for breaches of this Agreement occurring prior to or on account of the termination hereof by the other of this Agreement will survive termination. In addition, if Executive's employment is terminated by the Company pursuant to Section 4.1(a) above, Executive shall be entitled to continue to receive his annual base salary and, to the extent eligible for participation, to receive benefits under Section 2.3 above for a period equal to the longer of (i) eighteen (18) months, or (ii) the number of months remaining in the Employment Period (less than amounts available to Executive under the Company's then current short-term and long-term disability policies). Except as set forth in this Section 4.2, and Sections 2.2(b), 4.3 and 4.4, all rights and obligations of the parties hereunder will expire upon termination of this Agreement.


         4.3 SEVERANCE BENEFITS. In addition to any other compensation or benefit payable to Executive hereunder, if , at any time during the Employment Period, (a) Jon Outcalt and Kevin Shaw cease to own or otherwise control, in the aggregate, at least fifty percent (50%) of the voting control of the Company (as a result of a sale, exchange or other transfer or as a result o f a merger, consolidation, reorganization or other transaction), (b) the scope of Chief Operating Officer's responsibilities are materially changed after the adoption of this Agreement, or (c) Executive' s employment with the Company is terminated by the Company pursuant to Section 4.1(e) above, Executive shall be entitled, as a severance benefit, to continue to receive his annual


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base salary and benefits under Section 2.3 above for a period equal to the longer of (i) eighteen (18) months, or (ii) the number of months remaining in the Employment Period. The Salary Continuation Agreement is hereby incorporated into this Agreement by reference and, in the event payments are made pursuant to
Section 3 thereof, there shall be no payments made under the preceding sentence.


         4.4 SECTION 280G LIMITATION. If the aggregate present value of all payments made or payable to Executive, whether pursuant to this Agreement or otherwise, required to be taken into account under Section 280G(b)(2)(A)(I) and
(ii) of the Code equals or exceeds three times Executive's "base amount", as defined in Section 280G of the Code, then the amounts payable under this Agreement or the amounts payable under the Salary Continuation Agreement shall be reduced, but not below zero, so that the aggregate present value of all such payments computed in accordance with Section 280G of the Code made or payable to Executive, whether pursuant to this Agreement or otherwise, is equal to (A) three times Executive's "base amount" as defined in Section 280G of the Code minus (B) one dollar.


         5. MISCELLANEOUS.


         5.1 WAIVER. Failure of the Company at any time to enforce any provision of this Agreement or to require performance by Executive of any provision hereof shall in no way affect the validity of this Agreement or any part hereof or the right of the Company thereafter to enforce its rights hereunder; nor shall it be taken to constitute a condemnation or waiver by the Company of that default or any other or subsequent default or breach.


         5.2 NOTICES. All notices or other communications hereunder shall not be binding on either party hereto unless in writing and delivered to the other party hereto at the following address:

                   If to the Company:        NCS HEALTHCARE, INC.
                                             3201 Enterprise Parkway, Suite 220
                                             Beachwood, Ohio   44122
                                             Attn:  Chief Financial Officer

                   If to Executive:          William B. Byrum
                                             10049 Oak Ridge Drive
                                             Zionsville, Indiana   46077

         Notices shall be deemed duly delivered upon hand delivery thereof at the above addresses or two (2) days after deposit thereof in the United States mails, postage prepaid, certified or registered mail. Any notice delivered in any other manner shall be effective upon receipt. Either party may changes its address for notice by delivery of written notice thereof in the manner provided.



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         5.3 ASSIGNMENT. No rights of any kind under this Agreement shall, without prior written consent of the Company, be transferable to or assignable by Executive or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

         5.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard for the conflicts of laws provisions thereof.

         5.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

         5.6 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         5.7 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS. This Agreement constitutes the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations by the parties hereto concerning the subject matter hereof are merged into this Agreement and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto by the parties hereto other than those incorporated herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. This Agreement supercedes all prior agreements and arrangements (oral or written) regarding the subject matter hereof, including, specifically, the Employment Agreement, dated December 20, 1999 between the Company and Executive (the "Prior Agreement"), which Prior Agreement is hereby terminated by the mutual agreement of the Company and Executive.

         INTENDING TO BE LEGALLY BOUND, the parties or their duly authorized representatives have signed this Agreement as of the date first above written.



                                             NCS HEALTHCARE, INC.


                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             EXECUTIVE


                                             -----------------------------------
                                                      William B. Byrum




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